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                           KIRKPATRICK & LOCKHART LLP
                        1800 MASSACHUSETTS AVENUE, N.W.
                          WASHINGTON, D. C. 20036-1800
                             TELEPHONE 202-778-9000


                                 June 24, 1998


Managed High Yield Plus Fund Inc.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     You have requested our opinion, as counsel to Managed High Yield Plus Fund Inc. ("Company"), as to certain matters regarding the issuance of those shares of the Company's common stock, par value $.001 per share, that currently are being registered under the Securities Act of 1933, as amended ("1933 Act") pursuant to the Company's registration statement on Form N-2 (File No. 333-51017) (the "Registration Statement") in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement ("Shares").

     As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Company's Articles of Incorporation and by-laws and such resolutions and minutes of meetings of the Company's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the 1933 Act, the Investment Company Act of 1940, as amended ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

     Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when issued and sold in accordance with the terms contemplated by the Registration Statement, including receipt by the Company of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

     We hereby consent to this opinion being an exhibit to the Registration Statement when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Kirkpatrick & Lockhart LLP
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[Name of Investment Company]
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[Date]
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                                         Kirkpatrick & Lockhart LLP